Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Jeffery A. Bryson
Executive VP of Investor Relations
ScanSource, Inc.
864 286-4305

SCANSOURCE REPORTS RESULTS

*Sales increase 14% to $405.6 million

GREENVILLE, SC—April 27, 2006—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), point of sale, communications and electronic security products for the reseller market, today announced financial results for its quarter ended March 31, 2006.

QE 3/31/06 capsule:

Net sales	$405.6 million
Net income	$9.4 million
Non-GAAP net income	$10.3 million
Diluted EPS	$0.72 per share
Non-GAAP diluted EPS	$0.78 per share

For the quarter ended March 31, 2006, net sales increased 14% to $405.6 million compared to $355.1 million for the quarter ended March 31, 2005.

“We believe our goals were aggressive when factoring the unique challenges facing our business units this quarter”, said Mike Baur, President and CEO of ScanSource. “We saw no improved market conditions in point of sale, and we continued to experience supply issues in some areas, yet we achieved our sales goals due to excellent execution by our employees and vendors.”

ScanSource Reports Third Quarter Results

Net income, based upon Generally Accepted Accounting Principles (GAAP), increased 13% to $9.4 million for the quarter ended March 31, 2006 versus $8.3 million for the quarter ended March 31, 2005. Diluted earnings per share increased 13% to $0.72 per share compared to $0.64 in the prior year quarter. For the nine months ended March 31, 2006, GAAP net income and diluted earnings per share were $28.0 million and $2.13, respectively.

Beginning the September 2005 quarter, the Company was required to adopt FASB Statement 123(R), Share-Based Payments, which mandates expensing share-based compensation cost. If the Company had not adopted Statement 123(R) for the March 31, 2006 quarter, net income would have been $862,000 higher or $10.3 million compared to $8.3 million for the March 2005 quarter, an increase of 24%. Diluted earnings per share would have been $0.78 compared to $0.64 for the March 2005 quarter, an increase of 22%. For the nine months ended March 31, 2006, net income would have been $2.4 million higher or $30.4 million compared to $26.3 million for the nine months ended March 2005, an increase of 15%. Diluted earnings per share would have been $2.31 compared to $2.01 for the nine months ended March 2005. Comparable results herein for the quarter and nine months ended March 31, 2005 do not reflect the effects of adopting Statement 123(R), which was not yet in effect. Please refer to the Company’s statements regarding non-GAAP financial information and the related reconciliation of GAAP results to non-GAAP results located in this release and also located in the Investor Relations section of the Company’s website at www.scansource.com.

ScanSource Reports Third Quarter Results

Non-GAAP Financial Information

The Company has issued stock options in the current and prior periods with similar terms. For internal management analysis, the Company compares current operating expenses to periods prior to the adoption of Statement 123(R) on a “with” and “without” basis to determine the trend of operating expenses.

The reconciliation below shows the effects on the quarterly results if the Company had not adopted Statement 123(R). This non-GAAP data is included with the intention of providing investors a more complete understanding of our operational results and trends as compared with prior period results, but should only be used in conjunction with results reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005
Net income	$9,441	$8,340	$28,025	$26,338
Share-based payment expense under Statement 123(R)	862	—	2,357	—

Non-GAAP net income	$10,303	$8,340	$30,382	$26,338

Net income per common share, assuming dilution	$0.72	$0.64	$2.13	$2.01

Non-GAAP net income per common share, assuming dilution	$0.78	$0.64	$2.31	$2.01

ScanSource Reports Third Quarter Results

Forecast for Next Quarter

The Company announced its revenue forecast for the fourth quarter of fiscal 2006. ScanSource expects net revenues for the June 2006 quarter could range from $420 million to $440 million.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause such a difference, see the Company’s annual report on Form 10K filed with the Securities and Exchange Commission.

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products, including automatic identification and data capture (AIDC) and point-of-sale (POS) products through its ScanSource sales unit; Avaya voice, data and converged communications products through its Catalyst Telecom sales unit; communications products from Intel through its Paracon sales unit; and electronic security products through its ScanSource Security Distribution unit.

The Company serves the North America marketplace and has an international segment, which sells AIDC and POS products in Latin America and Europe. Founded in 1992, the Company markets products from more than 100 technology manufacturers to over 16,000 value-added technology resellers and is committed to empowering them with tools and services designed to help them grow. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansource.com.

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006 (unaudited)	June 30, 2005 *
Assets
Current Assets
Cash and cash equivalents	$16,877	$8,609
Trade & notes receivable, net	256,582	215,190
Other receivables	5,961	5,479
Inventories	219,981	178,917
Prepaid expenses and other assets	2,974	3,546
Deferred income taxes	10,283	10,227

Total current assets	512,658	421,968

Property and equipment, net	23,158	23,299
Goodwill	14,083	12,915
Other assets, including identifiable intangible assets	4,467	8,888

Total assets	$554,366	$467,070

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$248	$564
Short-term borrowings		4,478
Trade accounts payable	239,423	173,255
Accrued expenses and other liabilities	22,684	22,133

Total current liabilities	262,355	200,430

Deferred income taxes		1,008
Long-term debt	4,435	6,045
Borrowings under revolving credit facility	24,073	31,269
Other long-term liabilities	2,550	1,341

Total liabilities	293,413	240,093

Minority interest	810	1,092

Shareholders’ Equity
Common stock	71,698	65,381
Retained earnings	185,045	157,020
Accumulated other comprehensive income	3,400	3,484

Total shareholders’ equity	260,143	225,885

Total liabilities and shareholders’ equity	$554,366	$467,070

*	Derived from audited financial statements at June 30, 2005.

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2006	2005	2006	2005
Net sales	$405,592	$355,060	$1,204,456	$1,087,899
Cost of goods sold	364,332	319,585	1,081,032	977,581

Gross profit	41,260	35,475	123,424	110,318

Selling, general and administrative expenses	26,134	22,093	77,415	67,515

Operating income	15,126	13,382	46,009	42,803

Other expense (income):
Interest expense	633	549	1,599	1,444
Interest income	(243)	(140)	(547)	(690)
Other (income) expense	(118)	(199)	(228)	(452)

Other expense (income), net	272	210	824	302

Income before income taxes and minority interest	14,854	13,172	45,185	42,501

Provision for income taxes	5,398	4,771	17,035	15,972

Income before minority interest	9,456	8,401	28,150	26,529

Minority interest in income of consolidated subsidiaries, net of income taxes	15	61	125	191

Net income	$9,441	$8,340	$28,025	$26,338

Per share data:
Net income per common share, basic	$0.74	$0.66	$2.20	$2.09

Weighted-average shares outstanding, basic	12,777	12,644	12,714	12,614

Net income per common share, assuming dilution	$0.72	$0.64	$2.13	$2.01

Weighted-average shares outstanding, assuming dilution	13,164	13,111	13,142	13,108

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Quarter Ended March 31, 2006

(In thousands, except per share data)

	GAAP QE Mar 31 2006	FASB 123(R) Share-Based Payment Expense	Non -GAAP QE Mar 31 2006
Net sales	$405,592		$405,592
Cost of goods sold	364,332		364,332

Gross profit	41,260		41,260

Selling, general and administrative	26,134	(973)	25,161

Operating income	15,126	973	16,099

Other expense (income):
Interest expense	633		633
Interest income	(243)		(243)
Other (income) expense	(118)		(118)

Other expense, net	272	—	272

Income before taxes & minority interest	14,854	973	15,827

Provision for income taxes	5,398	111	5,509

Income before minority interest	9,456	862	10,318
Minority interest in income of consolidated subsidiaries, net of income taxes	15	—	15

Net income	$9,441	$862	$10,303

Per share data:
Net income per common share, basic	$0.74		$0.81

Net income per common share, assuming dilution	$0.72		$0.78

ScanSource Reports Third Quarter Results

SCANSOURCE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Nine Months Ended March 31, 2006

(In thousands, except per share data)

	GAAP Nine months Mar 31 2006	FASB 123(R) Share-Based Payment Expense	Non -GAAP Nine months Mar 31 2006
Net sales	$1,204,456		$1,204,456
Cost of goods sold	1,081,032		1,081,032

Gross profit	123,424		123,424

Selling, general and administrative	77,415	(2,800)	74,615

Operating income	46,009	2,800	48,809

Other expense (income):
Interest expense	1,599		1,599
Interest income	(547)		(547)
Other (income) expense	(228)		(228)

Other expense, net	824	—	824

Income before taxes & minority interest	45,185	2,800	47,985
Provision for income taxes	17,035	443	17,478

Income before minority interest	28,150	2,357	30,507
Minority interest in income of consolidated subsidiaries, net of income taxes	125	—	125

Net income	$28,025	$2,357	$30,382

Per share data:
Net income per common share, basic	$2.20		$2.39

Net income per common share, assuming dilution	$2.13		$2.31